UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): March 17, 2009

BLUE EARTH SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140438	26-1909139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13511 Granville Ave. Clermont, FL	34711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 729-0150

______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATION

Item 1.01                      Entry into a Material Definitive Agreement

On March 17, 2009, Blue Earth Solutions, Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with Datameg Corporation, a Delaware corporation (“Datameg”).  Under the Agreement the Company will purchase all of the issued and outstanding shares of American Marketing & Sales, Inc., a Massachusetts corporation (“AMS”) from Datameg.  The principal terms of the Agreement are as follows:

•
In exchange for all of the issued and outstanding stock of AMS, the Company will issue one-million (1,000,000) shares of common stock to Datameg.  Datameg will be entitled to “piggyback” registration rights with regard to these shares.

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The Company will assume all obligations under a Secured Promissory Note (the “Note”) currently owed from AMS and Datameg to certain former shareholders of AMS.  The Note has a face amount of $4,000,000.  The amount due under the Note was $1,418,000 as of December 31, 2008.  The Note is secured by all assets of AMS and bears interest at a rate of six percent (6%) per year.

•	Upon closing of the Agreement, there will be certain modifications made to the Note, including the following:

▪	The term of the Note will be extended to November 28, 2010.
▪	The Holders of the Note shall have the right to immediate payment of all amounts due under the Note upon 60 days written notice
▪	The Holders of the Note will have the right to convert all or part of the amount due into common shares of the Company at a conversion price of six dollars ($6.00) per share.
▪
After the closing, the Company will be allowed to make additional draws from the Note for the purpose of meeting additional operating capital as needs with respect to new customers secured by the Company for AMS after the closing of the Agreement.

▪	The Holders of the Note will release their lien against the common stock of NetSymphony Corporation, a wholly-owned subsidiary of Datameg.

•	The Company will be issued fifty million (50,000,000) shares of common stock in Datameg.

•	The Company will issue four hundred thousand (400,000) shares of common stock to the Holders of the Note. The Holders will be entitled to “piggyback” registration rights with regard to these shares.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement
10.2	Assignment and Assumption Agreement
10.3	Secured Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Earth Solutions, Inc.

/s/ Patricia Cohen
Patricia Cohen
Chief Executive Officer